    As filed with the Securities and Exchange Commission on April 8, 1996

                                                       Registration No. 33-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             _____________________

                           DEVLIEG-BULLARD, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                      62-1270573
         (State or Other Jurisdiction of                     (I.R.S. Employer
         Incorporation or Organization)                   Identification Number)

                 One Gorham Island
               Westport, Connecticut                              06880
     (Address of Principal Executive Offices)                   (Zip Code)


          DEVLIEG-BULLARD, INC. 1989 EMPLOYEE STOCK PLAN, AS AMENDED
                           (Full Title of the Plan)


                              William O. Thomas
                              One Gorham Island
                         Westport, Connecticut 06880
                   (Name and Address of Agent For Service)

                                (203) 221-8201
        (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy To:

                               J. Page Davidson
                              Bass, Berry & Sims
                          2700 First American Center
                          Nashville, Tennessee 37238
                                (615) 742-6200

                        CALCULATION OF REGISTRATION FEE


      Title of             Amount to be            Proposed               Proposed              Amount of
  Securities to be          Registered             Maximum                Maximum             Registration
     Registered                                    Offering              Aggregate                Fee (*)
                                               Price Per Share (*)     Offering Price (*)
  ------------------      ----------------     -------------------     ------------------      ------------
  Common Stock, par       300,000 shares              $2.40625            $721,875.00             $248.92
  value $.01 per share

(*) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the Nasdaq National Market on April 3, 1996.

================================================================================

                    Registration of Additional Securities

    This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share, of DeVlieg-Bullard, Inc., a Delaware corporation, for the DeVlieg-Bullard, Inc. 1989 Employee Stock Plan, as amended.

        Incorporation By Reference of Earlier Registration Statements

    The Registration Statements on Form S-8 (Registration File Nos. 33-40874 and 33-85528) previously filed by the Registrant with the Securities and Exchange Commission on May 28, 1991 and October 21, 1994, respectively, are hereby incorporated by reference herein.


Item 8.  Exhibits

Exhibit
Number     Description

 5         Opinion of Bass, Berry & Sims

23.1       Consent of Price Waterhouse

23.2       Consent of Bass, Berry & Sims (included in Exhibit 5)

24         Power of Attorney (included on pages II-2 and II-3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 3rd day of April, 1996.

                                       DEVLIEG-BULLARD, INC.

                                       By: /s/  Lawrence M. Murray
                                           ------------------------------------
                                                Lawrence M. Murray
                                                Vice President, Chief Financial
                                                Officer and Assistant Secretary

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints William O. Thomas and Lawrence M. Murray, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                          Date
- ---------                             -----                                          ----
                                      Chairman and Director
- --------------------------------
Charles E. Bradley


/s/ William O. Thomas                 President, Chief Executive                     April 3, 1996
- --------------------------------      Officer and Director
William O. Thomas                     (Principal Executive Officer)



/s/ Lawrence M. Murray                Vice President, Chief                          April 3, 1996
- --------------------------------      Financial Officer and
Lawrence M. Murray                    Assistant Secretary
                                      (Principal Financial and
                                      Accounting Officer)

/s/ John G. Poole                             Director                               April 3, 1996
- --------------------------------
John G. Poole

/s/ Burton C. Borgelt                         Director                               April 3, 1996
- --------------------------------
Burton C. Borgelt

/s/ John E. McConnaughy, Jr.                  Director                               Apirl 3, 1996
- --------------------------------
John E. McConnaughy, Jr.

                                              Director
- --------------------------------
Thomas L. Cassidy

/s/ John R. Kennedy                           Director                               April 3, 1996
- --------------------------------
John R. Kennedy

/s/ George A. Chandler                        Director                               April 3, 1996
- --------------------------------
George A. Chandler

                                EXHIBIT INDEX



  Exhibit                                                           Sequential
  Number             Description                                  Numbered Page
  -------            -----------                                  -------------
     5               Opinion of Bass, Berry & Sims                      5
    23.1             Consent of Price Waterhouse                        6

